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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-11067, 333-15907, 333-17021, Amendment No. 1 to 333-23035, 333-37247,
333-37383, 333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134,
333-82569, 333-84419, 333-88813, 333-88819, Amendment No. 1 to 333-91621,
333-115693, 333-115694, Amendment No. 1 to 333-120373, and 333-139349 on Form
S-3 and Registration Statement Nos. 333-07241, 333-11237, 333-28449, 333-74461,
333-79737, 333-105882, 333-125605, and 333-135118 on Form S-8 of our reports dated February 28, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of General Growth Properties, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2006.

Deloitte & Touche LLP

Chicago, Illinois
February 28, 2007